UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2010

The Management Network Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27617 (Commission File Number)	48-1129619 (I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302

Overland Park, Kansas 66210

(Address of principal executive office)(Zip Code)

(913) 345-9315

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 23, 2010, The Management Network Group, Inc., a Delaware corporation (the "Company"), received a written notification from the NASDAQ Stock Market LLC ("NASDAQ") Listing Qualifications Department that the Company has regained compliance with the $1.00 minimum bid price requirement for continued listing on The NASDAQ Global Market pursuant to NASDAQ Listing Rule 5450(a)(1) (the "Minimum Bid Price Rule") and that the matter is now closed.

As stated in the notification from NASDAQ, on September 16, 2009, the staff of the Listing Qualifications Department notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the NASDAQ Listing Rules. Following the completion of a 1-for-5 reverse stock split of the Company's common stock effective February 7, 2010, the closing bid price of the Company's common stock has been at $1.00 per share or greater for at least 10 consecutive business days. Accordingly, the Company has regained compliance with the Minimum Bid Price Rule.

The Company issued a press release on February 23, 2010 announcing receipt of the above described letter from NASDAQ. A copy of that press release is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.
	(d)	Exhibits.
		Exhibit No.	Description
		99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANAGEMENT NETWORK GROUP, INC.

By:	/s/ Donald E. Klumb
Donald E. Klumb Vice President and Chief Financial Officer

Date: February 23, 2010

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release